CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated June 15, 2001, relating to the audited financial statements and financial highlights of Pell Rudman Mid-Cap Growth Portfolio, a portfolio of UAM Funds Trust, which are also included in this Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 19, 2001